Exhibit 99.(h)(xxxvi)

AMENDMENT NO. 9

AMENDMENT NO. 9 dated as of September 2, 2014 to the CREDIT AGREEMENT (as amended from time to time, the “Agreement”), dated as of October 6, 2008, among the Borrowers listed from time to time on Schedule I thereto, as it may be amended from time to time, the Lenders party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Borrowers have requested that the Commitment of JPMorgan Chase Bank, N.A. be increased from $25,000,000 to $50,000,000;

WHEREAS, the Lenders, the Administrative Agent and the Trusts are agreeable to such request;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein it is hereby agreed as follows:

1.                                      Definitions.  All terms defined in the Agreement shall be used herein as defined in the Agreement unless otherwise defined herein or the context otherwise requires.

2.                                      Amendments.

(a)                                 The definition of “Termination Date” contained in Section 1 of the Agreement is amended and restated to read as follows:

“‘Termination Date’: September 30, 2015, or such earlier date on which the Commitments shall terminate as provided herein.”

(b)                                 The Commitment of JPMorgan Chase Bank, N.A. is hereby increased from $25,000,000 to $50,000,000

3.                                      Representations and Warranties.  Each Borrower represents and warrants that:

(a)                                 no Default or Event of Default has occurred and is continuing; and

(b)                                 the representations and warranties made by such Borrower in Section 3 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

4.                                      Effect of Amendment.  On and after the date this Amendment becomes effective in accordance with Section 4 hereof, each reference in the Agreement to “this

Agreement,” “hereunder,” “hereof,” or words of like import referring to the Agreement, and each reference in the Notes referring to “the Agreement,” “thereunder,” “thereof,” or words of like import shall mean the Agreement as amended by this Amendment.  The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects.

5.                                      Miscellaneous.  (a) This Amendment shall be effective (as of the date hereof) on the date when counterparts of this Amendment shall have been executed by the Trusts, the Lenders and the Administrative Agent.

(b) This Amendment (i) may be executed in one or more counterparts by the parties hereto, delivery of which by telecopy or emailed pdf. shall be effective as delivery of a manually executed counterpart of this Amendment; (ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and (iii) shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and a Lender

By:	/s/ Roger Finn
Name: Roger Finn
Title: Vice President

SCHRODER CAPITAL FUNDS (DELAWARE)
Schroder International Alpha Fund
Schroder US Opportunities Fund

SCHRODER SERIES TRUST
Schroder International Multi-Cap Value Fund
Schroder Total Return Fixed Income Fund
Schroder US Small and Mid Cap Opportunities Fund
Schroder Emerging Market Equity Fund
Schroder Absolute Return EMD and Currency Fund
Schroder Emerging Markets Multi-Sector Bond Fund
Schroder Emerging Markets Multi-Sector Equity Fund

Schroder Long Duration Investment Grade Bond Fund
Schroder Broad Tax-Aware Value Bond Fund
Schroder Global Multi-Asset Income Fund
Schroder Global Strategic Bond Fund

SCHRODER GLOBAL SERIES TRUST
Schroder North American Equity Fund
Schroder Global Multi-Cap Equity Fund

By:	/s/ Mark A. Hemenetz
Name: Mark A. Hemenetz
Title: Authorized Signatory

Schedule I to Amendment No. 9

SCHEDULE I

BORROWERS	% PRO-RATA ALLOCATION

Schroder Absolute Return EMD and Currency Fund	7.49%
Schroder Broad Tax-Aware Value Bond Fund	2.63%
Schroder Emerging Market Equity Fund	35.30%
Emerging Markets Multi-Sector Bond Fund	1.01%
Schroder Emerging Markets Multi-Cap Equity Fund	0.78%
Schroder Global Multi-Asset Income Fund	0.68%
Schroder Global Multi-Cap Equity Fund	6.60%
Schroder Global Strategic Bond Fund	0.73%
Schroder International Alpha Fund	5.24%
Schroder International Multi-Cap Value Fund	6.64%
Schroder Long Duration Investment-Grade Bond Fund	1.10%
Schroder North American Equity Fund	21.97%
Schroder Total Return Fixed Income Fund	4.24%
Schroder U.S. Opportunities Fund	3.79%
Schroder U.S. Small and Mid Cap Opportunities Fund	1.79%